UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 6, 2021
Date of Report (Date of earliest event reported)

Commission File Number of Issuing entity:	333-201743-01

Central Index Key Number of issuing entity:	0001652031

Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7
(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor:	333-201743

Central Index Key Number of depositor:	0001005007

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Exact name of depositor as specified in its charter)

Central Index Key Number of sponsor:	0001541886
0001102113

UBS Real Estate Securities Inc.
Bank of America, National Association
(Exact name of sponsor(s) as specified in its charter)

W. Todd Stillerman (980) 388-7451
(Name and telephone number, including area code, of the person to contact in connection with this filing)

NC
(State or other jurisdiction of incorporation or organization of the issuing entity)

47-5304267
38-3977507
38-3977508
38-7146424
(I.R.S. Employer Identification No.)

c/o U.S. Bank National Association
190 S. LaSalle Street 7th Floor
Chicago Illinois 60603
(Address of principal executive offices of issuing entity)

28255
(Zip Code)

704-386-2400
(Telephone number, including area code)

NOT APPLICABLE
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communitications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02 Change of Servicer or Trustee.

The 200 Helen Street A/B Whole Loan, which constituted approximately 5.5% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the pooling and servicing agreement, dated as of September 1, 2015 relating to the Bank of America Merrill Lynch Commercial Mortgage Trust 2015-UBS7 filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K/A filed on October 19, 2015 (the “BAMLCM 2015-UBS7 PSA”). Pursuant to Section 9.30(c) of the BAMLCM 2015-UBS7 PSA, AEGON USA Realty Advisors, LLC, an Iowa limited liability company, was removed as special servicer of the 200 Helen Street A/B Whole Loan and Situs Holdings, LLC (“Situs Holdings”), a Delaware limited liability company, was appointed as the successor special servicer of the 200 Helen Street A/B Whole Loan under the BAMLCM 2015-UBS7 PSA.

This Current Report on Form 8-K is being filed to record that, effective as of August 6, 2021, the 200 Helen Street A/B Whole Loan will be specially serviced, if necessary, pursuant to the BAMLCM 2015-UBS7 PSA, by Situs Holdings. The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Depositor)

August 6, 2021	/s/ Leland F. Bunch, III
Leland F. Bunch, III
President and Chief Executive Officer